Exhibit 10.3

FOURTH AMENDMENT TO INDUSTRIAL COMPLEX LEASE

THIS FOURTH AMENDMENT TO INDUSTRIAL COMPLEX LEASE (this “Amendment”) is made and entered into as of September 18, 2007, by and between BRCP CARIBBEAN PORTFOLIO, LLC, a Delaware limited liability company (“Landlord”), and ACCURAY INCORPORATED, a Delaware corporation (“Tenant”).

RECITALS

A.                                   Landlord (as successor in interest to MP Caribbean, Inc., a Delaware corporation) and Tenant are parties to that certain Industrial Complex Lease, dated July 9, 2003 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to industrial Complex Lease (the “First Amendment”), dated December 9, 2004, that certain Second Amendment to Industrial Complex Lease (the “Second Amendment”), dated September 25, 2006, and that certain Third Amendment to Industrial Complex Lease (the “Third Amendment”), dated January 16, 2007 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 125,568 rentable square feet (the “Premises”) described as approximately 40,000 rentable square feet of space in that certain building located at 1310 Chesapeake Terrace, Sunnyvale, California, and approximately 32,576 rentable square feet of space in that certain building located at 1314 Chesapeake Terrace, Sunnyvale, California (collectively, the “Original Premises”), and approximately 52,992 rentable square feet of space (the “Expansion Space”) in that certain building located at 1315 Chesapeake Terrace, Sunnyvale, California (each of the foregoing a “Building” and together, collectively, the “Buildings”), which are a part of the approximately 253,540 rentable square foot industrial complex commonly known as Caribbean Corporate Center (the “Industrial Complex”).

B.                                     The Extended Term (as defined in the First Amendment) of the Lease for the Original Premises shall end, subject to the terms and conditions of the Lease, as amended hereby, on February 29, 2008 (“Prior Termination Date”), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.                                       Extension of term with respect to Original Premises. The term of the Lease for the Original Premises is hereby extended for a period of fifteen (15) months and shall expire on May 31, 2009 (“Original Premises Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the term of the Lease for the Original Premises commencing the day immediately following the Prior Termination Date (“Original Premises Extension Date”) and ending on the Original Premises Extended Termination Date shall be referred to herein as the “Original Premises Fourth Amendment Extended Term”.

2.                                       Monthly Installment of Rent. As of the Original Premises Extension Date, the monthly installment of minimum guaranteed rental payable with respect to the Original Premises during the Original Premises Fourth Amendment Extended Term shall be $199,584.00. All such monthly installments of minimum guaranteed rental for the Original Premises shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.                                       Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.                                       Expenses and Taxes. For the period commencing on the Original Premises Extension Date and ending on the Original Premises Extended Termination Date, Tenant shall pay for Tenant’s Proportionate Share of “real estate charges” and “insurance expenses” (as defined in the Original Lease) in accordance with the terms of the Lease.

5.                                       Improvements to Premises.

5.1                                Condition of Premises. Tenant is in possession of the Premises and accepts the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except for Landlord’s ongoing repair obligations set forth in Section 10.1, Article 17 and Article 18 of the Original Lease and except as may be expressly provided otherwise in this Amendment.

5.2                                Responsibility for Improvements to Premises. Any construction, alterations or improvements to the Premises during the Original Premises Fourth Amendment Extended Term shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Article 11 of the Original Lease.

6.                                       Miscellaneous.

6.1                                This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment, the Second Amendment or the Third Amendment.

6.2                                Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

6.3                                In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

6.4                                Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

6.5                                The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

6.6                                Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Wayne Mascia Associates (“Tenant’s Broker”). Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, managers, investors, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, except Tenant’s Broker, claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Colliers International (“Landlord’s Broker”). Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers, except Landlord’s Broker, claiming to have represented Landlord in connection with this Amendment. Landlord shall pay broker leasing commissions to Landlord’s Broker pursuant to a separate agreement, and it will be the responsibility of Landlord’s Broker to pay commissions to Tenant’s Broker pursuant to their agreement; and the parties hereto acknowledge and agree that this provision shall supersede any provision to the contrary in the Lease.

6.7                                Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an uncured event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

6.8                                Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

BRCP CARIBBEAN PORTFOLIO, LLC,
a Delaware limited liability company

By:	BRCP Realty, L.P.I,
a Delaware limited partnership
its sole member

By:	BRCP Gen Par, LLC
a Delaware limited liability company
its sole member

By:	/s/ John A. Foster

Name:	John A. Foster

Title:	Managing Director

TENANT:

ACCURAY INCORPORATED,
a Delaware corporation

By:	/s/ Chris A. Raanes

Name:	Chris A. Raanes

Title:	Chief Operating Officer

By:	/s/ Eric Lindquist

Name:	Eric Lindquist

Title:	CMO